                                                                     EXHIBIT 4.d

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

         This Amendment, dated as of June 1, 1993, is among The United States Shoe Corporation, an Ohio corporation (the "Company"), Morgan Shareholder Services Trust (which changed its name to First Chicago Trust Company of New York, the "Resigning Rights Agent"), The Bank of New York, a New York banking corporation (the "Successor Rights Agent"), and amends the Rights Agreement dated as of March 31, 1986, as amended on March 23, 1988 (the "Rights Agreement"), between the Company and the Resigning Rights Agent.

                                    RECITALS

         A. The Company and the Resigning Rights Agent are currently parties to the Rights Agreement, under which the Resigning Rights Agent serves as Rights Agent.

         B. The Resigning Rights Agent intends to resign as Right Agent; the Company intends to appoint the Successor Rights Agent to succeed the Resigning Rights Agent as Right Agent; the Successor Rights Agent wishes to accept appointment as Successor Rights Agent; and the parties hereto wish to make certain changes to the Rights Agreement to facilitate this succession.

         NOW, THEREFORE, the Company, the Resigning Rights Agent and the successor Rights Agent agree as follows:

1.       Resigning Rights Agent

         Pursuant to Section 21 of the Rights Agreement, the Resigning Rights Agent hereby notifies the Company that it is resigning as Rights Agent under the Rights Agreement, its resignation to be effective as of 12:00 a.m., New York time, May 31, 1993. The Company hereby accepts the resignation of the Resigning Rights Agent as Rights Agent and waives the requirement that 30 days' notice in writing of such resignation be provided by the Resigning Rights Agent.

2.       Appointment of Successor Rights Agent

         The Company hereby appoints the Successor Rights Agent as Successor Rights Agent under the Rights Agreement, effective as of 12:01 a.m., New York time, June 1, 1993, and the Successor Rights Agent hereby accepts such appointment, subject to all the terms and conditions of the Rights Agreement as amended hereby.

3.       Amendments to Rights Agreement

         The Company and the Successor Rights Agent agree that the Rights Agreement shall be amended as provided below, effective as of the date of this Amendment except as may otherwise be provided below:
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         (a)     From and after the time that the appointment of the Successor
Rights Agent as Successor Rights Agent is effective, all references in the Rights Agreement (including all exhibits thereto) to the Resigning Rights Agent as Rights Agent shall be deemed to refer to the Successor Rights Agent as Successor Rights Agent. From and after the effective date of this Amendment, all references in the Rights Agreement to the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment.

         (b) Section 3(c) of the Rights Agreement is amended as of the time of appointment of the Successor Rights Agent as Successor Rights Agent by adding the following immediately after the legend appearing therein:

         On June 1, 1993, The Bank of New York succeeded Morgan Shareholder Services Trust as Rights Agent.

The following legend may, in the alternative, be affixed:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between the Company and The Bank of New York (as Successor Rights Agent), dated as of March 31, 1986, (the "Rights Agreement") the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will not longer be evidenced by this certificate. The Company or The Bank of New York will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefore. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any person who becomes an acquiring person (as defined in the Rights Agreement) may become null and void.

         (c) Section 8 of the Rights Agreement is amended by deleting the last sentence thereof and substituting therefore the following sentence: "The Rights Agent shall delivery all cancelled Rights Certificates to the Company, or, at the written request of the Company, may (but shall not be required to) destroy such cancelled Rights Certificates."

         (d) Section 18 of the Rights Agreement is amended by adding the following sentence at the end of the first paragraph thereof: "The Company's reimbursement and indemnification obligations described in this paragraph shall survive the termination of this Agreement."

         (e) Section 20 of the Rights Agreement is amended by adding the following paragraph after paragraph (i) thereof:

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
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         (f)     Section 21 of the Rights Agreement is amended by inserting the words "the Rights Agent or" before the word "the registered holder of any Rights Certificate" in the last clause of the fourth sentence of that section.

         (g) Section 26 of the Rights Agreement is amended by deleting the name and address of the Resigning Rights Agent and substituting therefore the following:

                              The Bank of New York
                         Stock Transfer Administration
                          101 Barclay Street - 12 West
                           New York, New York  10286
                Attention:  Susan McFarland, Assistant Treasurer

         (h) Section 31 of the Rights Agreement is amended by adding the following words at the end thereof: "provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York".

4.       Miscellaneous

         (a) Except as otherwise expressly provided, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

         (b) Each party hereto waives any requirement under the Rights Agreement that any additional notice by provided to it pertaining to the matters covered by this Amendment.

         (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which counterparts shall together constitute but on the and the same document.

         IN WITNESS WHEREOF, the parties have called this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                                   THE UNITED STATES SHOE
                                                   CORPORATION

ATTEST:

By:/s/ Thomas L. Buehler                           By:/s/ Robert J. Petrik
   -------------------------                          ----------------------------------------------
Its Assistant Secretary                            Its Vice President

                                                   THE BANK OF NEW YORK,
                                                   as Rights Agent

ATTEST:

By:/s/ Susan A. McFarland                          By:/s/ John Lewanski
   ------------------------                           -----------------------------------------------
Its Assistant Treasurer                            Its Vice President


                                                   MORGAN SHAREHOLDER
                                                   SERVICES TRUST (which changed its
                                                   name to First Chicago Trust Company
                                                   of New York)
                                                   as Resigning Rights Agent

ATTEST:

By: /s/ A. C. Dono                                 By:/s/ Joanne Gorstiola
    ------------------------------                    ---------------------------
Its Assistant Vice President                       Its Assistant Vice President